Exhibit 10.6
Director Compensation Summary
Persons elected at our annual meetings as directors and who hold no executive office with us or any of our affiliates are entitled to receive an annual retainer of $20,000 (before May 2005, $15,000) and a further retainer of $10,000 if such director acts as chairman of the Audit Committee or $7,500 if such director acts as chairman of the Compensation Committee or Corporate Governance and Nominating Committee. Also, each non-executive director is entitled to receive a fee of $1,000 per director meeting or any committee thereof, and to be reimbursed for reasonable fees and expenses incurred in connection with their service as directors. During the last fiscal year, six directors received the annual retainer in full, one director received three-fourths of the annual retainer, one director received one-half of the annual retainer and two directors received one-quarter of the annual retainer. Such retainers and fees paid to directors will be provided, at the director’s election, 50% in cash compensation with the remaining 50% payable in our common shares, or 100% payable in our common shares. Beginning in fiscal 2006, non-employee directors are granted restricted share units for 12,500 common shares when they join the board of directors. Prior to fiscal 2006, non-employee directors were granted 50,000 options to purchase common shares when they joined the board of directors. In fiscal 2005 we granted options to purchase 150,000 common shares to persons who served as directors during that period pursuant to our 2004 Performance Incentive Plan, 50,000 of which were for a new director and 50,000 to each of the Chairs of the Audit Committee and the Corporate Governance and Nominating Committee. On August 8, 2005 (fiscal 2006) the Board (1) granted 12,500 restricted share units to each of Harald Ludwig and Hardwick Simmons, each of whom joined the Board on June 30, 2005 and each of whom is a non-employee director; (2) granted 37,500 common shares to Harry Sloan our former Chairman; and (3) cancelled options to purchase 150,000 common shares to Harry Sloan.